Weyerhaeuser Company and Subsidiaries

EXHIBIT 99(a) — Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350,
Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Weyerhaeuser Company, a Washington corporation (the “Company”), hereby certifies that:

The Company’s Annual Report on Form 10-K dated March 5, 2003 (the “Form 10-K”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven R. Rogel

Steven R. Rogel
Chairman, President and Chief Executive Officer
Dated: March 5, 2003

/s/ William C. Stivers

William C. Stivers
Executive Vice President and Chief Financial Officer
Dated: March 5, 2003

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.